Exhibit 10.1

NOVAVAX, INC.

2023 INDUCEMENT PLAN

1.	Purpose.

The purpose of the Plan is to allow the Company to provide an inducement to secure and retain the services of Eligible Individuals (as defined in Section 3) by providing these individuals with capital stock ownership opportunities. This Plan is intended to meet the requirements of a plan providing for inducement grants under Rule 5635(c)(4) of the Nasdaq Listing Rules and shall be administered in accordance with such intent. Capitalized terms and operational rules related to such terms not otherwise defined in the Plan are defined on Exhibit A, which is incorporated herein by reference.

2.	Type of Stock Awards and Administration.

(a)            Types of Stock Awards. The Plan provides for the grant of Non-Statutory Options, Restricted Stock, Unrestricted Stock, Stock Appreciation Rights (or SARs), Stock Units, Restricted Stock Units (or RSUs) and Performance Awards.

(b)            Administration.

(i)            The Plan will be administered by the Administrator, whose construction and interpretation of the terms and provisions of the Plan and any Award Agreement shall be final and conclusive. Notwithstanding the foregoing or anything in the Plan to the contrary, the grant of Stock Awards must be approved by the Compensation Committee or a majority of the Company’s independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Listing Rules. The Administrator may in its sole discretion grant Stock Awards with respect to shares of Common Stock and direct the Company to issue shares of Common Stock upon the grant, vesting or exercise of such Stock Awards as provided in the Plan.

(ii)            Subject to the express provisions of the Plan, the Administrator shall have authority:

(1)            To determine the Eligible Individuals to whom, and the time or times at which, Stock Awards are made, the number of shares subject to each Stock Award and the terms of all Stock Awards and Award Agreements, which need not be identical;

(2)            To construe the Plan and Award Agreements;

(3)            To prescribe forms, rules and procedures relating to the Plan;

(4)            To determine the form of settlement of Stock Awards (whether in cash, shares of Common Stock or other property); and

(5)            To make all other determinations and take all other actions that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan.

(iii)            The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement (or any inconsistency between the Plan and any Award Agreement) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or individual acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith.

3.	Participant Eligibility.

Stock Awards may only be granted under the Plan to an individual not previously an employee or director of the Company or any of its subsidiaries, or to an individual following a bona fide period of non-employment with the Company or any of its subsidiaries, as an inducement material to the individual’s entering into employment with the Company or any of its subsidiaries within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (each such individual, an “Eligible Individual”). In addition, eligibility for Options and SARs is limited to Eligible Individuals who are providing direct services on the date of grant of the Stock Award to the Company or any of its subsidiaries that would be described in the first sentence of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E). All Stock Awards must be granted either by a majority of the Company’s independent directors or by the Compensation Committee comprised of independent directors within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules.

4.	Stock Subject to Plan.

(a)            Number of Shares. Subject to adjustment as provided in Section 9 below, the maximum number of shares of Common Stock that may be delivered in satisfaction of Stock Awards under the Plan shall be 1,000,000 shares.

(b)            Reversion of Shares to the Share Reserve. Shares of Common Stock underlying any Stock Award to the extent the Stock Award, for any reason, expires, terminates or is forfeited, in whole or in part, without the issuance of shares, shall revert to and again become available for issuance under the Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock, will be treated as issued under the Plan.

(c)            Mergers and Acquisitions. Shares may be issued in connection with Stock Awards granted in respect of converted, replaced or adjusted awards in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable rule, and such issuance will not reduce the number of shares of Common Stock available for issuance under the Plan.

5.	Provisions Applicable to Options and Stock Appreciation Rights.

(a)            Forms of Award Agreements. As a condition to the grant of an Option or SAR under the Plan, each recipient of an Option or SAR shall execute an Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such Award Agreements may differ among Participants and among Stock Awards.

(b)            Exercise Price and Base Value. The exercise price, or base value from which appreciation is to be measured, per share of Common Stock subject to a Stock Option or SAR, as applicable, shall be determined by the Administrator; provided, however, that the exercise price of an Option or base value of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant of such Option or SAR. Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 9 or Section 10 of the Plan, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the Nasdaq Global Select Market, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

(c)            Payment of Exercise Price. Payment of the exercise price of Options granted under the Plan shall be made by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options or through a broker-assisted exercise program acceptable to the Administrator, or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a Fair Market Value equal in amount to the exercise price of the Options being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or (iii) by any other means approved by the Administrator. The fair market value of any non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Administrator.

(d)            Maximum Term. Options and SARs will have a maximum term of ten (10) years from the date of grant, subject to earlier termination as provided in the Plan or the applicable Award Agreement.

(e)            Exercise of Options and SARs. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and, in the case of an Option, accompanied by any payment required under the Option. An Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Stock Award has the right to do so. Notwithstanding the foregoing, unless otherwise provided by the Administrator in an Award Agreement, if (i) a Participant holds an outstanding but unexercised Option or SAR on the date that is ten (10) years from the date of grant (or, in the case of an Option or SAR with a maximum term of less than ten (10) years, the last day of such maximum term) and has not exercised such Option or SAR as of the regular closing time of the exchange on which the Common Stock is traded on the last day of the applicable term of the Option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the Fair Market Value of a share of Common Stock is greater than the exercise price or base value applicable to such Option or SAR, such Option or SAR, to the extent then vested and exercisable, shall be automatically exercised on the last day of the applicable term, and the number of shares of Common Stock otherwise to be delivered upon exercise of the Option or SAR shall be reduced by, in the case of an Option, a number of shares having a Fair Market Value equal to the aggregate exercise price of the Option being exercised and, in the case of an Option or SAR, a number of shares having a Fair Market Value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).

(f)            Vesting and Effect of Termination of Employment or Other Service Relationship. Subject to Section 7(b) below, the Administrator will determine the time or times at which an Option or SAR will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. Unless the Administrator expressly provides otherwise, however, the following rules will apply when a Participant’s employment or other service relationship with the Company ceases:

(i)            Immediately upon the cessation of the Participant’s employment or other service relationship and except as provided in (ii) and (iii) below, each Option or SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate.

(ii)           Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(ii), and will thereupon immediately terminate.

(iii)          All Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to (A) the cessation of the Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (B) the Participant’s death within three months following the Participant’s termination of employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(iii), and will thereupon immediately terminate.

(iv)         All Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause.

6.	Provisions of Other Stock Awards.

(a)            Restricted Stock Awards. As a condition to the grant of an award of Restricted Stock under the Plan, each recipient of Restricted Stock shall execute an Award Agreement. The terms and conditions of such Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price. At the time of the grant of an award of Restricted Stock, the Administrator will determine the price to be paid by the Participant for each share subject to the award, if any.

(ii)           Consideration. At the time of the grant of an award of Restricted Stock, the Administrator will determine the consideration permissible for the payment of the purchase price of the Restricted Stock. The purchase price of the shares of Common Stock acquired pursuant to an award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Administrator.

(iii)          Vesting. At the time of grant of an award of Restricted Stock, the Administrator will determine the conditions under which shares of Restricted Stock will vest or no longer be subject to a substantial risk of forfeiture or repurchase option in favor of the Company, which conditions will be set forth in the applicable Award Agreement.

(iv)         Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, shares of Restricted Stock that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason.

(b)            Restricted Stock Units. As a condition to the grant of RSUs under the Plan, each recipient of an RSU shall execute an RSU Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical; provided, however, that each RSU Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration. At the time of grant of an award of RSUs, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the award.

(ii)           Vesting. At the time of the grant of an award of RSUs, the Administrator may impose such restrictions or conditions to the vesting of the shares subject to the award as it deems appropriate.

(iii)         Payment. RSUs may be settled by the delivery of shares of Common Stock, their cash equivalent, or a combination of the two, as the Administrator deems appropriate. Settlement of RSUs shall occur no later than two and one-half (2½) months following the year in which such RSUs vest, unless the applicable Award Agreement expressly provides that the award of RSUs is intended to comply with the rules applicable to non-qualified deferred compensation under Section 409A.

(iv)         Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, RSUs (and any related dividend equivalents) that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason and RSUs, whether vested or unvested, will be forfeited immediately upon the termination of the Participant’s employment or other service relationship with the Company if the termination is for Cause.

7.	Additional Terms Applicable to all Stock Awards.

(a)            Award Provisions. The Administrator will determine the terms of all Stock Awards, subject to the limitations provided in the Plan. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Stock Award, the Participant will be deemed to have agreed to the terms of the Stock Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(b)            Nontransferability of Stock Awards. Except as provided in this Section 7(c), Stock Awards shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in the case of Options and SARs, during the life of the Participant, shall be exercisable only by the Participant. Stock Awards may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) or as otherwise expressly permitted by the Administrator in the applicable Award Agreement.

(c)            Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(d)            Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(e)            Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Award at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Stock Awards made under the Plan and payments under or gain in respect of any Stock Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.

(f)            Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to a Stock Award whether or not the holder of such Stock Award is otherwise entitled to share in the actual dividend or distribution in respect of such Stock Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Stock Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid to a Participant in connection with a Stock Award prior to the date on which such Stock Award vests.

(g)            Section 409A. Each Award Agreement will contain such terms as the Administrator determines, and will be construed and administered, such that the Stock Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

8.	Rights as a Stockholder.

Nothing in the Plan will be construed as giving any person the rights as a stockholder with respect to any shares of Common Stock underlying a Stock Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) except as to shares of Common Stock actually issued under the Plan. Except as otherwise provided in an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.

9.	Adjustment Provisions for Recapitalizations and Related Transactions.

(a)            If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made to (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (3) the exercise or purchase prices (or base values) relating to Stock Awards and any other provision of Stock Awards affected by such change, without (in the case of Options or SARs) changing the aggregate exercise price or base values for such Stock Awards. Any adjustment made pursuant to this Section 9 shall be made by the Administrator having due regard, where applicable, for the requirements of Section 409A.

(b)            Any adjustments under this Section 9 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

10.	Merger, Consolidation, Asset Sale, Liquidation, etc.

(a)            General. In the event of (i) a consolidation, merger, combination or reorganization of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition”) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in (i) through (iv) above shall be a “Corporate Transaction”), if Stock Awards are not assumed, or equivalent stock awards are not substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator will provide that all or any outstanding Stock Awards shall become vested and exercisable (or that any reacquisition or repurchase rights held by the Company shall lapse) at or immediately prior to such event, and will (1) upon written notice to the Participants, provide that all Stock Awards that are outstanding, whether vested or unvested and whether exercisable or unexercisable, including Stock Awards that are “out-of-the-money” or “underwater,” will terminate immediately prior to the consummation of a Corporate Transaction, unless exercised (to the extent then vested and exercisable) by the Participant within a specified period following the date of such notice, if applicable, or (2) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the transaction (the “Sale Price”), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price) in exchange for the termination of such Stock Awards. In the event of a Corporate Transaction, if such Stock Awards are assumed, or equivalent stock awards are substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator shall provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications. Notwithstanding anything to the contrary in this Section 10(a), the vesting of any performance-based Stock Awards will be determined based on the greater of (i) assumed achievement of the applicable performance goals at 100% of the performance target, as provided in the Award Agreement with the result prorated based on the period of the Participant’s actual employment or other service relationship with the Company prior to the Corporate Transaction during the applicable full performance period, or (ii) actual achievement of the applicable performance goals, as provided in the Award Agreement, through the date of the consummation of the Corporate Transaction. Except as the Administrator may otherwise determine in any case, each Stock Award will automatically terminate (and in the case of outstanding shares of Restricted Stock will be forfeited automatically) upon consummation of the Corporate Transaction, other than Stock Awards assumed pursuant to clause (1) of this Section 10(a).

11.	No Employment Rights.

Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or other service relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in a Stock Award will not constitute an element of damages in the event of a termination of a Participant’s employment or other service relationship with the Company for any reason, even if the termination is in violation of an obligation of the Company to the Participant.

12.	Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation or as otherwise specifically determined by the Administrator, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an Option or SAR, or the sale of shares received upon such exercise will not constitute compensation for purposes of determining any other employee benefits of such employee, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan.

13.	Amendment of the Plan and Stock Awards.

(a)            The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that any such modification or amendment (i) shall be subject to stockholder approval if the approval of the stockholders of the Company is required under any applicable tax or securities law or stock exchange listing requirements, and (ii) shall not adversely affect the rights under any Stock Award previously granted to a Participant without the Participant’s consent.

(b)            With the consent of the affected Participant, the Administrator may amend outstanding Stock Award Agreements in a manner not inconsistent with the Plan, provided, however, that, without the consent of the affected Participant, the Administrator shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Stock Award to the extent necessary to ensure (i) the qualification of the Plan under Rule 16b-3 (if then applicable) or (ii) compliance with, or exemption from, Section 409A.

14.	Withholding.

(a)            The delivery, vesting and retention of Common Stock, cash or other property under a Stock Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect thereto. The Administrator will prescribe such rules for the withholding of taxes as it deems appropriate. The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Common Stock issued, or cash or other property delivered, in settlement of a Stock Award, upon the exercise of Options or SARs, and upon the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Administrator, which may be withheld in its sole discretion, a Participant may elect (i) to cause the Company to hold back shares of Common Stock from a Stock Award or (ii) to deliver to the Company shares of Common Stock already owned by the Participant in satisfaction of tax withholding obligations but, in each case, not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules. The shares of Common Stock so delivered or held back shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 14(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)            Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

15.	Effective Date and Duration of the Plan.

(a)            Effective Date. The Plan was adopted by the Board on the Adoption Date and shall remain in effect until terminated by the Administrator under Section 15(b).

(b)            Termination. The Board may suspend or terminate the Plan at any time, except that such suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect without the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 10, the Plan shall terminate upon the close of business on the day immediately preceding the (10th) tenth anniversary of the Adoption Date. Stock Awards outstanding on such date shall remain in force and effect in accordance with their terms.

16.	Provision for Foreign Participants; Sub Plans.

(a)            The Administrator may, without amending the Plan, modify Stock Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(b)            The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

17.	Miscellaneous.

(a)            Waiver of Jury Trial. By accepting a Stock Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Stock Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Stock Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Stock Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving a Stock Award hereunder.

(b)            Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Stock Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), by reason of the failure of a Stock Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Stock Award.

18.	Governing Law.

(a)            Certain Requirements of Corporate Law. Stock Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Common Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)            Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 16(b) or as provided in Section 18(a) above, the provisions of the Plan and of Stock Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Stock Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Maryland without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)            Jurisdiction. By accepting a Stock Award, each Participant will be deemed (a) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Stock Award; (b) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or a Stock Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland; and (c) to have waived and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or a Stock Award or the subject matter thereof may not be enforced in or by such court.

Exhibit A

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, which is the independent compensation committee of the Board within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The Compensation Committee (or the Board) may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Adoption Date”: January 5, 2023.

“Award Agreement”: An agreement evidencing the grant of a Stock Award under the Plan.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean willful misconduct in connection with the Participant’s employment or service on behalf of the Company, or the willful failure of the Participant to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Participant of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company), as determined by the Board, which determination is conclusive. The Participant shall be considered to have been discharged “for cause” if the Administrator determines, within 30 days after the termination of the Participant’s employment or other service relationship with the Company for any other purported reason, that discharge for cause was warranted (and the Company may rescind the delivery of shares pursuant to any Stock Award in those circumstances).

“Code”: Internal Revenue Code of 1986, as amended or replaced from time to time.

“Compensation Committee”: The Compensation Committee of the Board.

“Common Stock”: The Company’s common stock, $.01 par value.

“Company”: Novavax, Inc. and the parent and all present and future subsidiaries of Novavax, Inc. as defined in Sections 424(e) and 424(f) of the Code.

“Corporate Transaction”: The meaning set forth in Section 10(a).

“Eligible Individual”: The meaning set forth in Section 3.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of any date, the value of the Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange, including but not limited to the Nasdaq Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or in the case of multiple exchanges, the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day of determination is not a market trading day, then the trading day immediately preceding the day of determination shall be used.

(2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator consistent with the requirements of Section 409A.

“Non-Statutory Options”: An Option that is not intended to be an “incentive stock option” under Section 422 of the Code.

“Option”: An option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

“Participant”: An individual who is granted or receives a Stock Award under the Plan.

“Performance Award”: A Stock Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Stock Award. A Performance Criterion may include any measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss and may be based on objective or subjective individual goals. The Administrator may provide that a Stock Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary or other unplanned items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Novavax, Inc. 2023 Inducement Plan, and as amended from time to time.

“Reporting Person”: Individuals who are required to file reports under Section 16(a) of the Exchange Act.

“Restricted Stock”: Common Stock subject to forfeiture or restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit” or “RSU”: A Stock Unit that is, or as to which the delivery of Common Stock or cash in lieu of Common Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Rule 16b-3”: Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“Sale Price”: The meaning set forth in Section 10(a).

“Securities Acquisition”: The meaning set forth in Section 10(a).

“Stock Appreciation Right” or “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Stock Awards”: Any or a combination of the following:

(a)            Options,

(b)            Stock Appreciation Rights,

(c)            Restricted Stock,

(d)            Unrestricted Stock,

(e)            Stock Units,

(f)             Restricted Stock Units, and

(g)            Performance Awards.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Common Stock, to deliver Common Stock or cash measured by the value of Common Stock in the future.

“Unrestricted Stock”: Common Stock not subject to any restrictions under the terms of the Stock Award.